Exhibit 3.1

PENNSYLVANIA DEPARTMENT OF STATE

BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

☐ Return document by mail to:			Articles of Amendment Domestic Corporation DSCB: 15-1915/5915 (rev. 7/2015) 1915
Name
Address
City	State	Zip Code
◾ Return document by email to:	mmz@stevenslee.com

Read all instructions prior to completing. This form may be submitted online at https://www.corporations.pa.gov/.

Fee: $70

Check one:	Business Corporation (§ 1915)	Nonprofit Corporation (§ 5915)

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.	The name of the corporation is: Princeton Bancorp, Inc.

2.

The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is: (Complete only (a) or (b), not both)

(a) Number and Street	City	State	Zip	County
111 North Sixth Street	Reading	PA	19603	Berks

(b) Name of Commercial Registered Office Provider	County

c/o:

3.	The statute by or under which it was incorporated: Business Corporation Law of 1988

4.	The date of its incorporation: February 23, 2022

5.	Check, and if appropriate complete, one of the following:

☒	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐	The amendment shall be effective on: at

DSCB:15-1915/5915–2

6.	Check one of the following:

☒	The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☐	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7.	Check, and if appropriate complete, one of the following:

☐	The amendment adopted by the corporation, set forth in full, is as follows

☒	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.	Check if the amendment restates the Articles:

☐	The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 29th day of April, 2024.

Princeton Bancorp, Inc.
Name of Corporation

By:	/s/ Daniel J. O’Donnell
Daniel J. O’Donnell

EXHIBIT A

“FIFTH. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 17,000,000 shares, divided into two classes consisting of 15,000,000 shares of common stock without par value (“Common Stock”), and 2,000,000 shares of preferred stock having such par value as the board of directors shall fix and determine, as provided in the paragraph below (“Preferred Stock”).”

The Preferred Stock may be issued from time to time as a class without series or, if so determined by the board of directors of the Corporation, either in whole or in part, in one or more series. There is hereby expressly granted to and vested in the board of directors of the Corporation authority to fix and determine (except as fixed and determined herein), by resolution, the par value, voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. Prior to the issuance of any shares of Preferred Stock, a statement setting forth a copy of each such resolution or resolutions and the number of shares of Preferred Stock of each such class or series shall be executed and filed in accordance with the Pennsylvania Business Corporation Law. Unless otherwise provided in any such resolution or resolutions, the number of shares of capital stock of any such class or series so set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares then outstanding), by a statement likewise executed and filed setting forth a statement that a specified increase or decrease therein had been authorized and directed by a resolution or resolutions likewise adopted by the board of directors of the Corporation. In case the number of such shares shall be decreased, the number of shares so specified in the statement shall resume the status they had prior to the adoption of the first resolution or resolutions.”